                                                                               .
                                                                               .
                                                                               .
EXHIBIT 12

                       MANUFACTURED HOME COMMUNITIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


                                                              For the Years Ended December 31,
                                                2003         2002          2001        2000         1999
                                               ----------------------------------------------------------
Income from continuing operations before
 allocation to minority interests               33,006     $ 40,806     $ 49,006     $ 49,268     $34,517

Fixed Charges                                   69,654       61,981       62,557       64,532      56,619
                                               ----------------------------------------------------------
Earnings                                       102,660     $102,787     $111,563     $113,800     $91,136
                                               ==========================================================

Interest incurred                               53,371     $ 49,718     $ 50,197     $ 52,317     $53,134
Amortization of deferred financing costs         5,031        1,011        1,108          963         641
Perpetual Preferred OP Unit Distributions       11,252       11,252       11,252       11,252       2,844
                                               ----------------------------------------------------------
Fixed Charges                                   69,654     $ 61,981     $ 62,557     $ 64,532     $56,619
                                               ==========================================================

Earnings/Fixed Charges                            1.47         1.66         1.78         1.76        1.61
                                               ==========================================================